     Filed Pursuant to Rule 424(b)(3)
Registration No. 333-149319
Prospectus Supplement No. 1
to Prospectus dated March 13, 2008
25,808,344 Shares
RAM Energy Resources, Inc.
Common Stock

6,200,000 Warrants
RAM Energy Resources, Inc.
Exercise Price $5.00 per share
6,200,000 Shares
RAM Energy Resources, Inc.
Common Stock Issuable Upon
Exercise of Warrants

275,000 Unit Purchase Options
RAM Energy Resources, Inc.
Exercise Price $9.90 per share

550,000 Warrants
RAM Energy Resources, Inc.
Issuable Upon Exercise of Unit Purchase Options
Exercise Price $6.25 per share
825,000 Shares
RAM Energy Resources, Inc.
Common Stock Issuable Upon
Exercise of Units and Warrants Issuable
Upon Exercise of Unit Purchase Options

550,000 Warrants
RAM Energy Resources, Inc.
Exercise Price $6.25 per share

     This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated March 13, 2008.
     The information in the table appearing under the heading “ Former Ascent Security Holders” in the “Selling Security Holders” section in the prospectus is amended by adding the information below with respect to persons not previously listed in the prospectus and by supplementing information with respect to other persons previously listed in the prospectus. Shareholders listed below may have acquired shares in private transactions from shareholders previously listed in the prospectus.

	Common Stock
		Percent
Selling Security Holder	Number	of Class

2055 Partners	4,585	*
Brian P. Friedman	164,951	*
Jefferies & Company, Inc.	2,001,184	2.55%

*	Less than 1%.

     Investing in our common stock involve risks. “Risk Factors” begin on page 1.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
     The date of this prospectus supplement is May 5, 2011.